Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 to the Form S-1 Registration Statement of The Marquie Group, Inc. (the “Company”) of our report dated October 14, 2021 relating to the consolidated financial statements of The Marquie Group, Inc. for the year ended May 31, 2021 included in such amendment.

We also consent to the reference to the Firm under the heading “Experts” in such amendment.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

February 9, 2023